EX-99 2 dex991dividend0710.htm – FY11 1Q DIVIDEND PRESS RELEASE

News Release

                                            P.O. Box 1980
                                            Winchester, VA  22604-8090
FOR IMMEDIATE RELEASE

Contact:             Glenn Eanes
Vice President and Treasurer
540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES CASH DIVIDEND

WINCHESTER, Va. (August 27, 2010) – American Woodmark Corporation (NASDAQ: AMWD) today announced a quarterly cash dividend of $0.09 per share to be paid on September 27, 2010, to shareholders of record on September 13, 2010.

American Woodmark Corporation, located in Winchester, Virginia, is the third largest manufacturer of kitchen and bath cabinets in the United States.  Offering approximately 400 cabinet lines in a wide variety of designs, materials and finishes, American Woodmark products are sold through a network of dealers and distributors and directly to home centers and major home builders.

The Company currently operates 11 manufacturing facilities in Arizona, Georgia, Indiana, Kentucky, Maryland, Tennessee, Virginia and West Virginia, as well as various service centers across the country.  To find out more about American Woodmark, and view its vast array of cabinet styles, visit its web site at www.americanwoodmark.com.

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